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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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AKSYS, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AKSYS, LTD.

Two Marriott Drive
Lincolnshire, Illinois 60069
(847) 229-2020

April 15, 2003

Dear Aksys stockholder:

        You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Aksys, Ltd. The meeting will be held on Thursday May 15, 2003, at 2:00 p.m. local time, at Aksys, Ltd.,Two Marriott Drive, Lincolnshire, Illinois.

        The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be dealt with at the meeting. At the conclusion of the formal part of the meeting, we will report on current industry conditions and recent developments at Aksys. Members of our senior management team will be present to discuss the affairs of Aksys and answer questions.

        Also enclosed is our Annual Report for the year ended December 31, 2002, and the proxy card for our 2003 Annual Meeting. It is important that your shares be represented and voted at the meeting, regardless of the size of your holdings. Accordingly, please vote the enclosed proxy to ensure your shares will be represented.

        On behalf of the Board of Directors and management of Aksys, I would like to thank you for your continuing support and I look forward to seeing you on May 15.

Sincerely,

William C. Dow President and Chief Executive Officer

AKSYS, LTD.
Two Marriott Drive
Lincolnshire, Illinois 60069
(847) 229-2020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 15, 2003

        The Annual Meeting of Stockholders of Aksys, Ltd., a Delaware corporation (the "Company"), will be held on Thursday May 15, 2003, at 2:00 p.m. local time (the "Annual Meeting"), at Aksys, Ltd., Two Marriott Drive, Lincolnshire, Illinois, for the purpose of:

        (1)  Electing one Class I Director to serve until the annual meeting of stockholders in 2006 or until his successor is duly elected and qualified or until his earlier removal or resignation; and

        (2)  Transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The Board of Directors has fixed the close of business on March 21, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

William C. Dow President and Chief Executive Officer
April 15, 2003

Your vote is important. Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, please promptly vote the enclosed proxy.

AKSYS, LTD.
Two Marriott Drive
Lincolnshire, Illinois 60069
(847) 229-2020

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2003

        This Proxy Statement contains information related to the annual meeting of stockholders of Aksys, Ltd., a Delaware corporation (the "Company"), that will be held on Thursday May 15, 2003 at 2:00 p.m. local time, at the Company's headquarters (the "Annual Meeting"). The enclosed proxy is solicited by the Company's Board of Directors. The proxy materials relating to the Annual Meeting are first being mailed to stockholders entitled to vote at the meeting on or about April 15, 2003.

        All outstanding shares of the Company's common stock (the "Common Stock") represented by properly executed and unrevoked proxies received in time for the meeting will be voted as instructed on the accompanying proxy card on each matter to be submitted to stockholders. If no instructions are given, the shares will be voted for the election of the nominee to the Board of Directors of the Company indicated below. Unless you hold your shares in "street name" through a broker, returning a completed proxy card will not prevent you from voting in person at the Annual Meeting should you be present and desire to vote. If you hold your shares in "street name" through a broker, you may be able to vote using the Internet or telephone. Please see the enclosed proxy card for specific instructions on the various methods of voting.

        A proxy may be revoked at any time prior to its exercise either by giving written notice of revocation to the Company or by submission of a later-dated proxy. If your shares are held in "street name" through a broker, you must contact your broker to revoke your proxy.

        Stockholders of record of the Common Stock at the close of business on March 21, 2003 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, the Company had 26,087,681 issued and outstanding shares of Common Stock. A list of our stockholders will be available for examination by stockholders of the Company, for any purpose germane to the Annual Meeting, at our headquarters for a period of ten days prior to the meeting. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders. At the Annual Meeting, an inspector of elections will determine the presence of a quorum and tabulate the voting results. The holders of a majority of the total number of outstanding shares of Common Stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the Annual Meeting. In accordance with Delaware law, properly executed proxies marked "abstain" as well as proxies held in street name by brokers that are not voted on all proposals to come before the Annual Meeting ("broker non-votes") will be considered present for the purposes of determining whether a quorum is in attendance at the Annual Meeting.

        Directors are elected by a plurality vote, and as a result the director nominee who receives the most votes will be elected. Stockholders have no right to cumulative voting as to any matter to be voted on at the Annual Meeting, including the election of directors. A properly executed proxy marked "WITHHOLD," a "broker non-vote" or an abstention will not be calculated in computing a plurality and thus will have no effect on the results of the election of the director nominee listed below.

        Approval of any other matter properly brought before the Annual Meeting requires the favorable vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the

Annual Meeting, unless a different vote is required by law or the Company's charter. Abstentions are treated as present and entitled to vote under Delaware law and therefore have the effect of a vote against any such proposals.

ELECTION OF DIRECTOR
(Proposal No. 1 on Proxy Card)

        The Board of Directors presently consists of five directors divided into three classes, with each class serving a three-year term. The stockholders elect approximately one-third of the Board of Directors each year.

        The Board of Directors has nominated and recommends the election of the director named below to serve a three-year term as a Class I Director or until his successor is elected and qualified or until his earlier removal or resignation. If the nominee becomes unavailable to serve for any reason or should a vacancy occur before the Annual Meeting (which events are not anticipated), the Board may substitute another person as a nominee or may increase or decrease the number of nominees to such extent as it shall deem advisable. In that case, the person named as proxy will vote for any substitute nominee designated by the Board.

        Following our 2002 annual meeting of stockholders, each non-employee director received an option to purchase 5,000 shares of Common Stock. These options vest and become exercisable in four equal installments on the first day of each calendar quarter that the director serves on the Board of Directors after the date of grant. Unless earlier terminated, forfeited or surrendered pursuant to the plan, each option granted to non-employee directors will expire on the tenth anniversary date of the grant. No cash compensation or fees were paid to directors of the Company in 2002, other than reimbursement for reasonable travel expenses incurred in attending Board and Board committee meetings.

        Effective January 1, 2003, the non-employee board members receive $1,000 for each Board meeting they attend in person, or $500 for each Board meeting they attend telephonically. The directors of the Company are also reimbursed for reasonable travel expenses incurred in attending Board and Board committee meetings. On the later of June 30 of each year or the day next following each annual meeting of stockholders of the Company, each non-employee director will receive an automatic option to purchase 8,000 shares of Common Stock. These options will vest and become exercisable in four equal installments on the first day of each calendar quarter that the director serves on the Board of Directors after the date of grant. Unless earlier terminated, forfeited or surrendered pursuant to the plan, each option granted to non-employee directors will expire on the tenth anniversary date of the grant. In addition, a newly elected non-employee director will also receive, upon his or her election to the Board, an option to purchase 5,000 shares of Common Stock under our 1996 Stock Awards Plan.

Election of Director
For Term Expiring at 2006 Annual Meeting
Class I

Richard B. Egen, 64	Director since November 1997

        Richard B. Egen has been Chairman of the Board of Directors since May 1999. From January 1997 to July 2001, Mr. Egen served as President and Chief Executive Officer of NephRx Corporation, a biotechnology company that is developing technology for kidney growth factors. From January through December 1996, Mr. Egen was an independent business consultant. From 1989 to 1995, Mr. Egen was

President and Chief Executive Officer of Clintec International, a joint venture owned by Baxter International Inc. and Nestlé S.A. Clintec International was engaged in the development of clinical nutrition products. Prior to working at Clintec International, Mr. Egen held various senior management positions during his fifteen-year career with Baxter International Inc., including corporate Senior Vice President. Mr. Egen serves as a director of Optical Sensors Incorporated.

  The Board of Directors unanimously recommends a vote "FOR" the election of the director nominee.

Continuing Directors
For Term Expiring at 2005 Annual Meeting
Class III

Alan R. Meyer, 50	Director since October 2001

        Alan R. Meyer has been Chairman & Chief Executive Officer of Ocularis Pharma, Inc., an ophthalmic drug development company, since March 2002. From November 2000 through February 2002, Mr. Meyer was an independent business consultant. From December 1992 through October 2000, Mr. Meyer was the Executive Vice President, Chief Financial Officer and a member of the Board of Directors of PathoGenesis Corporation, a pharmaceutical company. From 1989 through 1992, Mr. Meyer was a partner of The Kensington Group, a provider of management services to healthcare companies. He was the Chief Financial Officer of Memtec North America Corporation, an industrial filtration company, from 1987 through 1988. He held various management positions in corporate finance and corporate development at Baxter Healthcare Corporation from 1981 though 1987. From 1977 through 1980, Mr. Meyer was a management consultant at Arthur Andersen & Co.

Bernard R. Tresnowski, 70	Director since April 1996

        Bernard R. Tresnowski served from December 1981 until his retirement in December 1994 as the President and Chief Executive Officer of the Blue Cross and Blue Shield Association, the national coordinating body for all Blue Cross and Blue Shield Plans. He has also held various other leadership positions in the healthcare industry, including President of the International Federation of Health Service Funds, Member of the Jackson Hole Group, Principal of the Dunlop Group of Six, Member of the Secretary of Health and Human Services Private/Public Sector Advisory Committee on Catastrophic Illness, Co-Chairman of the Secretary of Health and Human Services Work Group on Electronic Data Interchange and Member of the American Medical Association National Health Policy Steering Committee. Mr. Tresnowski is a director of Alexian Brothers Medical Center, the Medic Alert Foundation, and the Cancer Treatment Centers of America.

Continuing Directors
For Term Expiring at 2004 Annual Meeting
Class II

William C. Dow, 56	Director since September 1999

        William C. Dow was appointed President and Chief Executive Officer and a director of the Company in September 1999. From August 1997 until joining the Company in September 1999, he served as President and Chief Executive Officer of PLC Systems Inc., a manufacturer of lasers used in cardiac surgery. From 1993 to 1997, he served as President and Chief Executive Officer of Deknatel Snowden Pencer Worldwide, Inc., a $100 million medical device manufacturer that became a manufacturing and marketing subsidiary of Genzyme Corporation in 1996. Mr. Dow has over 25 years of experience in the medical device and service industry having held various positions in sales, marketing, distribution and general management with Griffith Micro Science, Kendall, Terumo and American Hospital Supply. Mr. Dow is a graduate of the United States Naval Academy with a Bachelor of Science in Engineering and served as both a pilot and a Supply Corps officer in the U.S. Navy.

W. Dekle Rountree, Jr., 61	Director since April 1993

        From April 1993 until his retirement in June 1998, W. Dekle Rountree, Jr. served as President and Chief Executive Officer of AcroMed Corporation, a company that designed and manufactured orthopedic spinal devices. Prior to this position, Mr. Rountree was Executive Vice President and Chief Operating Officer of BOC Health Care, a company that provided products and services for critical care in the hospital and home. Mr. Rountree has headed OHMEDA, a division of BOC Health Care, and has held multiple management positions with Baxter Travenol Laboratories, including President of the Artificial Organs (Renal) Division.

Committees and Directors' Meetings

        The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. The Company does not have a standing nominating committee or other committee performing similar functions. The entire Board of Directors currently is responsible for filling vacancies on the Board as they occur and recommending candidates for election as directors at the annual meetings of stockholders. The Company's Bylaws, however, provide a procedure for stockholders to recommend candidates for director at an annual meeting. For more information see "Stockholder Proposals and Nominations" below.

        Compensation Committee.    The Compensation Committee, which currently consists of Messrs. Egen, Rountree and Tresnowski, is responsible for approving (or at the election of the Compensation Committee, recommending to the Board) compensation arrangements for officers and directors of the Company and administering the stock option and benefit plans. Additional information about the Compensation Committee is contained in the Compensation Committee Report on page 9 of this proxy statement.

        Audit Committee.    The functions of the Audit Committee, which currently consists of Messrs. Egen, Meyer, and Tresnowski, and its activities during fiscal 2002 are described below under the heading "Audit Committee Report" on page 12 of this proxy statement and in the Audit Committee Charter approved by the board.

        Board and Committee Meetings.    The Board of Directors held 7 meetings during 2002. The Compensation Committee held 6 meetings and the Audit Committee held 2 meetings during 2002. Each of the directors attended at least 75% of the meetings of the Board and the committees on which they served.

BENEFICIAL OWNERSHIP OF COMMON STOCK

        Except as otherwise noted, the following table sets forth certain information as of April 10, 2003 as to the security ownership of those persons owning of record or known to the Company to be the beneficial owner of more than five percent of the voting securities of the Company and the security ownership of (1) each of the directors of the Company, (2) each of the Named Executive Officers (as defined below) in the Summary Compensation Table and (3) all directors and executive officers as a group. All information with respect to beneficial ownership has been furnished by the respective director, executive officer or five percent beneficial owner, as the case may be. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the Common Stock referenced in the following table (including those shares of Common Stock which were issuable pursuant to the exercise of options which vest within 60 days of April 10, 2003) has been determined for this purpose in accordance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). Except as indicated below, the address for each such person is c/o Aksys, Ltd., Two Marriott Drive, Lincolnshire, Illinois, 60069.

Name of Beneficial Owner	Beneficially Owned	Percentage Owned(1)
Scott Sacane(2) c/o Durus Capital Management, LLC 888 Seventh Avenue, 29th Floor New York, NY 10106	5,238,248	19.5%
William C. Dow(3)	426,559	1.6%
Richard P. Goldhaber(4)	69,333	*
Thomas F. Scully(5)	19,524	*
Lawrence D. Damron(6)	49,550	*
Richard B. Egen(7)	77,500	*
Alan R. Meyer(8)	21,242	*
W. Dekle Rountree, Jr.(9)	80,500	*
Bernard R. Tresnowski(10)	45,250	*

All directors and executive officers as a group (8 persons)	789,458	2.9%

*
Less than one percent of the issued and outstanding shares of Common Stock of the Company.

(1)
Based on 26,795,746 shares of Common Stock outstanding as of April 10, 2003.

(2)
As reported to the Company by Mr. Sacane, managing member of Durus Capital Management, LLC ("Durus"). Based on discussions with Mr. Sacane, the Company believes that Durus and Mr. Sacane have inadvertently crossed the 15% threshold under the Company's Rights Agreement. The Company, Durus and Mr. Sacane have entered into an agreement pursuant to which Durus and Mr. Sacane have agreed to take any and all actions necessary to cause their beneficial ownership of Common Stock to be less than the 15% threshold set forth in the Rights Agreement over the course of the next two years. Durus and Mr. Sacane will not be deemed "Acquiring Persons" under the Rights Agreement so long as they are in compliance with this agreement.

(3)
Includes 414,125 shares of Common Stock subject to options exercisable within 60 days.

(4)
Includes 68,083 shares of Common Stock subject to options exercisable within 60 days.

(5)
Includes 15,125 shares of Common Stock subject to options exercisable within 60 days.

(6)
Includes 44,435 shares of Common Stock subject to options exercisable within 60 days.

(7)
Includes 70,500 shares of Common Stock subject to options exercisable within 60 days.

(8)
Includes 20,500 shares of Common Stock subject to options exercisable within 60 days.

(9)
Includes 43,000 shares of Common Stock subject to options exercisable within 60 days.

(10)
Includes 44,250 shares of Common Stock subject to options exercisable within 60 days.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

        The table below provides information relating to compensation for the Chief Executive Officer and the other highest paid executive officers of the Company earning $100,000 or more (collectively, the "Named Executive Officers") during fiscal 2002. The amounts shown include compensation for services in all capacities that were provided to the Company.

		Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)	Securities Underlying Options (#)	All Other Compensation ($)
William C. Dow President and Chief Executive Officer	2002 2001 2000	$ $ $	310,000 310,000 310,000	$ $ $	99,675 54,425 50,000	–0– –0– –0–	–0– 22,000		$–0– –0– 100,661
Richard P. Goldhaber (1) Sr. Vice President and Chief Technical Officer	2002 2001 2000	$ $ $	224,400 220,000 95,833	$ $ $	87,231 9,670 20,000	–0– –0– –0–	10,000 2,000 85,000	$ $	–0– 17,156 171,095
Dave Bellitt (2) Sr. Vice President Sales and Marketing	2002 2001 2000	$ $ $	153,000 200,000 15,109	$ $	30,128 1,615 –0–	–0– –0– –0–	2,500 15,000 75,000	$ $	134,948 33,741 –0–
Lawrence D. Damron (3) Sr. Vice President and Chief Financial Officer	2002		$160,000		$36,000	–0–	170,000		–0–
Thomas F. Scully Sr. Vice President Operations and Manufacturing	2002 2001	$ $	190,000 173,197		$74,700 –0–	–0– –0–	45,000 1,500		–0– –0–

(1)
Compensation information for fiscal 2001 includes a bonus of $9,670 and additional relocation costs of $17,156. Compensation information for fiscal 2000 only includes compensation earned after Mr. Goldhaber joined the Company in July 2000. Upon joining the Company, Mr. Goldhaber received a signing bonus of $20,000. "All Other Compensation" of $171,095 for Fiscal 2000 represents Mr. Goldhaber's relocation costs.
(2)
"All Other Compensation" of $134,948 for fiscal 2002 represents a severance payment made to Mr. Bellitt upon his separation from the Company in September 2002. "All Other Compensation" of $33,741 for Fiscal 2001 represents Mr. Bellitt's relocation costs. Compensation information for fiscal 2000 only includes compensation earned after Mr. Bellitt joined the Company in November 2000.
(3)
Compensation information for fiscal 2002 only includes compensation earned after Mr. Damron joined the Company in May 2002.

Stock Option Grants

        The following table sets forth certain information with respect to stock options granted to the Named Executive Officers during the fiscal year ended December 31, 2002.

Option Grants In Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal 2002	Exercise Price (Per Share)(1)	Expiration Date(2)	Grant Date Value(3)
William C. Dow	0	0	$0	0	$0
Richard P. Goldhaber	10,000	2.6%	6.32	05/17/12	54,400
Dave Bellitt	2,500	0.1%	6.32	05/17/12	13,600
Thomas F. Scully	40,000	10.4%	4.65	01/01/12	160,000
Thomas F. Scully	5,000	1.3%	6.32	05/17/12	27,200
Lawrence D. Damron	170,000	44.3%	6.62	05/01/12	967,300

(1)
Options were granted at an exercise price equal to the fair market of the Company's Common Stock on the grant date.
(2)
Options granted to the Named Executive Officers are subject to vesting and, accordingly, may expire before the dates indicated. Options generally vest over a four-year period.
(3)
The estimated present value at grant date of options granted during fiscal 2002 has been calculated using the Black-Scholes options pricing model, based upon the following assumptions: estimated time until exercise of five years; an average risk-free interest rate of 1.20%; a volatility rate of 131%; and an expected dividend yield of 0%. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation."

Stock Option Holdings

        The following table sets forth information with respect to the Named Executive Officers concerning stock options held as of December 31, 2002.

Aggregated Fiscal Year-End Option Values

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End ($) Exercisable/ Unexercisable (1)
William C. Dow	—	—	361,750/110,250	—/—
Richard P. Goldhaber	—	—	54,854/ 42,146	$480/$480
Thomas F. Scully	—	—	2,000/ 44,500	$6,860/$19,860
Lawrence D. Damron	—	—	24,860/145,140	—/—

(1)
Options are considered "in the money" if the fair market value of the underlying securities exceeds the exercise price of the options. The year-end values represent the difference between the fair market value of the Common Stock subject to the options (the stock's closing price as reported on the Nasdaq National Market was $5.30 on December 31, 2002) and the exercise price of the options. As of

  December 31, 2002, (a) Mr. Dow had options to purchase 450,000 shares at $5.31 per share and 22,000 shares at $16.75 per share, (b) Mr. Goldhaber had options to purchase 85,000 shares at $8.62 per share, 2,000 shares at $4.82 per share and 10,000 shares at $6.32 per share, (c) Mr. Scully had options to purchase 1,500 shares at $4.82 per share, 40,000 shares at $4.65 per share and 5,000 shares at $6.32 per share and (d) Mr. Damron had options to purchase 170,000 shares at $6.62 per share.

Severance Agreements

        The Company has entered into a severance, confidentiality and non-competition arrangements with certain of its executive officers.

        Mr. Dow's agreement provides for a non-competition period of two years following his resignation or termination by the Company for cause or for one year following termination by the Company without cause or due to disability. Severance payments are provided for in the event of termination without cause or due to a disability. Such severance payments equal Mr. Dow's aggregate base salary for the prior twelve months before termination. Customary ownership of intellectual property and confidentiality provisions are also contained in this agreement.

        Mr. Damron's agreement provides for a non-competition period of one year following the date of the termination of his employment. Severance payments are provided for in the event of termination without cause or due to a disability. Such severance payments equal Mr. Damron's aggregate base salary for the prior twelve months before termination. Mr. Damron is also entitled to a lump sum payment equal to his aggregate base salary for the prior twelve months in the event that his position is eliminated after a change of control. Customary ownership of intellectual property and confidentiality provisions are also contained in this agreement.

        Mr. Goldhaber's agreement provides for a non-competition period of one year following the date of the termination of his employment. Severance payments are provided for in the event of termination without cause or due to a disability. Such severance payments equal Mr. Goldhaber's aggregate base salary for the prior six months before termination. Customary ownership of intellectual property and confidentiality provisions are also contained in this agreement.

        Mr. Scully's agreement provides for a non-competition period of two years following his resignation or termination by the Company for cause or for one year following termination by the Company without cause or due to disability. Severance payments are provided for in the event of termination without cause or due to a disability. Such severance payments equal Mr. Scully's aggregate base salary for the prior six months before termination. Customary ownership of intellectual property and confidentiality provisions are also contained in this agreement.

Equity Compensation Plan Information

        The following table sets forth information about the Company's Common Stock that may be issued under all of the Company's existing equity compensation plans as of December 31, 2002, including the 1993 Stock Option Plan, the 1996 Stock Awards Plan and the 2001 Employee Stock Purchase Plan.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants or rights	Weighted-average exercise price of outstanding option, warrants or rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,373,210	$6.2185	1,935,642
Equity compensation plans not approved by security holders	None	N/A	None
Total	1,373,210	$6.2185	1,935,642

Related Transactions

        During 2002, Salt Creek Associates, Inc., a company wholly owned by Alan Meyer, one of the Company's directors, provided interim assistance and services to the Company while it was transitioning to a new chief financial officer. Salt Creek received total compensation of $14,500 for these services.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The following Compensation Committee Report on Executive Compensation does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent specifically incorporated. The material set forth below is a report submitted by the Compensation Committee regarding compensation policies and programs for executive officers for fiscal year 2002.

Compensation Philosophy and Executive Compensation Objectives

        The management compensation program is designed to reward outstanding performance and results. The compensation philosophy and program objectives are directed by two primary guiding principles. First, the program is intended to provide fully competitive levels of compensation—at expected levels of performance—in order to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the executives and stockholders such that a significant portion of compensation is directly linked to maximizing stockholder value.

        In support of this philosophy, the executive compensation program is designed to reward performance that is directly relevant to the short-term and long-term success of the Company. As such, the Company attempts to provide both short-term and long-term incentive compensation that varies based on corporate and individual performance. To accomplish these objectives, the Compensation Committee has structured the executive compensation program with three primary underlying components: base salary, annual incentives and long-term incentives in the form of stock options. The following sections describe these elements of compensation and discuss how each component relates to the overall compensation philosophy.

Base Salary Program

        The base salary program is based on a philosophy of providing base pay levels that are competitive with other early commercialization stage companies in the medical device industry. The Company periodically reviews its executive pay levels to ensure consistency with similarly positioned companies in such industry.

        Annual salary adjustments are based on several factors: the general level of market salary increases, individual performance and long-term value provided to the Company, competitive base salary levels and the Company's overall results.

Annual Bonus

        Annual bonuses are intended to (1) reward key employees based on Company and individual performance, (2) motivate key employees and (3) provide pay-for-performance cash compensation opportunities to participants. The criteria for bonus payments are based on the achievement of the specific development and Company milestones established by the Compensation Committee at the beginning of each fiscal year.

Long-Term Incentives

        Long-term incentives are designed to focus the efforts of key employees on the long-term goals of the Company and to maximize total return to the stockholders of the Company. The Compensation Committee has relied solely on stock option awards to provide long-term incentive opportunities. Stock options align the interests of key employees and stockholders by providing value to the key employee through stock price appreciation only. Stock options issued to employees generally have a ten-year term before expiration and are fully exercisable within four years of the grant date.

Compensation of President and Chief Executive Officer

        In setting Mr. Dow's base salary and awarding his cash bonus for fiscal 2002, the Compensation Committee evaluated the same factors which it considers in establishing the salary levels and bonuses of the other executive officers of the Company. In addition, the Compensation Committee considered the status of Mr. Dow as the Company's most senior officer and the important role he has in achieving overall corporate goals. In granting stock options to Mr. Dow, the Compensation Committee sets no fixed guidelines, but takes into consideration his total compensation package and competitive compensation data, the long-term nature of stock options, overall corporate financial performance, his role in attaining those results, and the number of options previously granted, although no particular weighting is assigned to any factor.

        Mr. Dow was awarded a base salary of $310,000 for fiscal 2002. The base salary awarded to Mr. Dow was set at a competitive level with respect to comparable companies. Mr. Dow also earned a bonus of $99,675 in 2002 in connection with the Company's achievement of milestones, including, among others, receipt of FDA and CE Mark approval.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code generally disallows deductions to public companies for executive compensation in excess of $1 million to the chief executive officer and other named executive officers. The Company's policy is to comply with the requirements of Section 162(m) and maintain deductibility for all executive compensation, except in circumstances where the Compensation Committee concludes on an informed basis, in good faith, and with the honest belief that it is in the best interest of the Company and the stockholders to take actions with regard to the payment of executive compensation which do not qualify for tax deductibility. In fiscal 2002, the Company did not pay compensation to any executive that was subject to Section 162(m).

Compensation Committee
Richard B. Egen
W. Dekle Rountree, Jr.
Bernard R. Tresnowski

AUDIT COMMITTEE REPORT

        The following report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

        The Audit Committee is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is comprised of three independent directors, as defined by the rules of the National Association of Securities Dealers, and operates under a written charter approved by the Board of Directors on January 19, 2000.

        Management is responsible for the Company's internal controls and financial reporting processes. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee all of these processes.

        In connection with these responsibilities, the Audit Committee met with management and the Company's independent accountants, KPMG LLP, to review and discuss the December 31, 2002 financial statements prior to their issuance. The Audit Committee also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Audit Committee has also received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP matters relating to its independence.

        Based upon the Audit Committee's discussions with management and KPMG LLP, and the Audit Committee's review of the representations of management and KPMG LLP, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Audit Committee
Richard B. Egen
Alan R. Meyer
Bernard R. Tresnowski

PERFORMANCE GRAPH

        The following graph compares our cumulative total stockholder return since December 31, 1997 with the Nasdaq Total Return Index and an index of certain companies selected by the Company as comparative to the Company in that each is or recently has been a development stage manufacturer of medical devices. The graph assumes that the value of the investment in the Common Stock and each index was $100.00 on December 31, 1997, and assumes that all dividends paid were reinvested.

Comparison of Our Common Stock,
The Nasdaq Total Return Index and Peer Group Indexes(1)

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Aksys, Ltd.	$100	$75	$85	$287	$81	$92
Nasdaq Total Return Index	$100	$140	$259	$157	$124	$85
Peer Group Index	$100	$91	$182	$175	$269	$201
Prior Year Peer Group Index	$100	$74	$38	$79	$81	$42

(1)
The companies selected to form the Company's industry peer group index are Cantel Medical, Cardiac Sciences, CTI Molecular, Immucor, Integra Lifesciences, Intuitive Surgical, Thoratec, Zoll Medical, Biolase Technology, and Sonosite. These companies are in medical technology with a capital equipment product line and have a market capitalization between $100 million and $1 billion. The index was changed from the one used in the prior year's proxy since the index had been reduced from eleven to four companies due to the acquisition or consolidation of those companies. The index for these four companies, Conceptus, Novoste, Optical Sensors and Urologix, is shown as the Prior Year Peer Group Index.

CORPORATE GOVERNANCE

        In 2002, the Sarbanes-Oxley Act was enacted and the Nasdaq Stock Market proposed new corporate governance standards for companies listed on Nasdaq. Each of these developments, when fully effective through regulations adopted by the Securities and Exchange Commission, will bring changes to corporate governance requirements for public companies in the United States. The Company is studying the corporate governance changes brought about by the Sarbanes-Oxley Act and the new Nasdaq corporate governance standards, and expects to be in compliance with all final regulations under the Sarbanes-Oxley Act and the Nasdaq corporate governance standards by the time they become applicable.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership of shares of the Common Stock with the SEC. Directors, officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of such reports received by it, or written representations that no other reports were required, the Company believes that, from January 1, 2002 through December 31, 2002, its directors, executive officers and greater than 10% beneficial owners complied with the reporting requirements under Section 16(a), with the exception of Mr. Scully, who filed a report in April 2003 with respect to grant of options to purchase 5,000 shares of Common Stock in May 2002, and Mr. Goldhaber, who filed a report in April 2003 with respect to grant of options to purchase 10,000 shares of Common Stock in May 2002.

INDEPENDENT AUDITORS

        The Board of Directors, upon the recommendation of its Audit Committee, has selected KPMG LLP to audit the books and accounts of the Company for the fiscal year ending December 31, 2003. Representatives of KPMG LLP are expected to be present at the Annual Meeting for the purpose of making a statement, should they so desire, and respond to stockholder questions.

        The following fees were billed to the Company by KPMG LLP during fiscal 2002:

          Audit Fees: KPMG LLP billed the Company aggregate fees of $93,000 for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2002 and for reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the first three quarters of fiscal 2001.

          Financial Information Systems Design and Implementation Fees: The Company did not engage KPMG LLP to provide advice to it regarding financial information systems design and implementation during fiscal 2002.

          All Other Fees: KPMG LLP billed the Company aggregate fees of $61,443 for all other non-audit services rendered to the Company in fiscal 2002, including services in connection with tax preparation and tax consultation services, and review of registration statements filed during 2002.

STOCKHOLDER PROPOSALS AND NOMINATIONS

        Proposals of stockholders intended to be eligible for inclusion in the Company's proxy statement and proxy card relating to the 2004 annual meeting of stockholders must be received by the Company on or before the close of business on December 17, 2003. Such proposals should be submitted by certified mail, return receipt requested and must otherwise comply with the applicable requirements of the Securities and Exchange Commission to be considered for inclusion in the proxy statement and proxy card.

        In addition, the Company's Bylaws establish an advance notice procedure with regard to certain matters, including stockholder nominations for directors and other proposals not included in the Company's proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at the Company's annual meeting in 2004, such a nomination or proposal must be received by the Company after February 14, 2004 but not later than March 16, 2004. If the date of the annual meeting is more than 30 days from the anniversary date of the immediately preceding annual meeting, notice must be received no later than the close of business on the tenth day following the earlier of the date on which notice was mailed or public announcement of the date of the meeting was first made. A nomination or other proposal will be disregarded if it does not comply with the above procedures and any additional requirements set forth in the Bylaws. Please note these requirements relate only to the matters you wish to bring before your fellow stockholders at an annual meeting. They are separate from the SEC's requirements to have your proposal included in the Company's proxy statement.

FORM 10-K

        The Company will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2002, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to the Assistant Secretary, Aksys, Ltd., Two Marriott Drive, Lincolnshire, Illinois 60069.

OTHER MATTERS

        The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mail, proxies may be solicited by the directors, officers and employees of the Company by personal interview, telephone, facsimile or other electronic means. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

        As of the date of this Proxy Statement, the Board and management do not intend to present, nor do they know of any others who intend to present, any matters at the Annual Meeting other than those disclosed in the notice of the meeting. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted by the person or persons entitled to vote the shares represented by such proxies on any such other matter in accordance with their best judgment.

By Order of the Board of Directors

William C. Dow President and Chief Executive Officer
April 15, 2003

        IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY VOTE THE ENCLOSED PROXY.

DETACH HERE

AKSYS, LTD.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby constitutes and appoints William C. Dow, proxy and attorney-in-fact of the undersigned, with full power of substitution, to vote all of the shares of Aksys, Ltd., a Delaware corporation (the "Company"), which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Aksys, Ltd., Two Marriott Drive, Lincolnshire, Illinois on Thursday, May 15, 2003 at 2:00 p.m. local time, or at any adjournments or postponements thereof, as set forth on the voting side of this card and in the Notice and Proxy Statement of said meeting.

        Election of The Nominee for Class I Director Listed Hereon

        Nominee:        Richard B. Egen

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the recommendations of the Board of Directors. The above described proxy cannot vote your shares unless you sign and return this card.

AKSYS, LTD.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8559
EDISON, NJ 08818-8559

DETACH HERE
☒	Please mark votes as in this example.	7892

This proxy, when properly executed, will be voted as specified. If a choice is not specified, this proxy will be voted
FOR the nominee for Class l Director.

AKSYS, LTD.		2.	In his discretion, the proxy is authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof
1.	Election of The Nominee for Class I Director Listed Hereon Nominee: Richard B. Egen

FOR ☐	WITHHELD ☐
I Will Attend the Annual Meeting	☐
Mark box at right if an address change or comment has been noted on the reverse side of this card.	☐

This proxy should be dated, signed by the stockholder exactly as the stockholder's name appears hereon and returned promptly in the enclosed envelope. Persons sign-ing in a fiduciary capacity should so indicate.

Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such

Signature ________________________________________ Date: _______ Signature ____________________________________________ Date: _______

QuickLinks

BENEFICIAL OWNERSHIP OF COMMON STOCK
COMPENSATION OF EXECUTIVE OFFICERS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
Comparison of Our Common Stock, The Nasdaq Total Return Index and Peer Group Indexes(1)
CORPORATE GOVERNANCE
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS AND NOMINATIONS
FORM 10-K
OTHER MATTERS